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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Pre-effective Amendment No. 1 to Registration Statement No. 333-114507 of First Regional Bancorp on Form S-3 of our report dated March 5, 2004, appearing in the Annual Report on Form 10-K of First Regional Bancorp for the year ended December 31, 2003, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Los Angeles, California June 4, 2004

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM